Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

PROVIDES FIRST QUARTER AND FULL YEAR 2019 EPS AND FFO GUIDANCE

NASHVILLE, Tenn. – February 19, 2019 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced its financial results for the fourth quarter and full year 2018.

Fourth Quarter 2018 Highlights

•	Total revenue of $482.2 million, up 9.4% from the prior year quarter

•	CoreCivic Safety (portfolio of correctional and detention facilities) revenue of $436.0 million, up 6.4% from the prior year quarter

•	CoreCivic Community (portfolio of residential reentry centers) revenue of $27.2 million, up 33% from the prior year quarter

•	CoreCivic Properties (portfolio of government-leased properties) revenue of $19.0 million, up 84% from the prior year quarter

•	Net income of $41.2 million, Adjusted Net Income of $48.1 million

•	Diluted EPS of $0.35, Adjusted Diluted EPS of $0.40

•	Normalized FFO per diluted share of $0.63, up 5.0% from the prior year quarter

•	Adjusted EBITDA of $106.7 million, up 8.5% from the prior year quarter

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Our fourth quarter financial performance was in-line with our expectations, reflecting continued top-line growth across all three of our business segments. Our CoreCivic Safety segment is benefitting from increased needs from our state and federal partners, and recent acquisitions in our CoreCivic Properties and Community segments are driving attractive returns.”

“Through prudent capital allocation, we have grown the footprint of our Community and Properties segments and positioned our portfolio to create long-term shareholder value, while also expanding the scope of innovative, problem-solving services we can deliver to our government partners. We see opportunities to continue to execute on our strategy and further diversify in the coming year, and our 2019 financial guidance reflects our expectations for accelerated incremental growth,” Hininger said.

Fourth Quarter 2018 Results

Net income generated in the fourth quarter of 2018 totaled $41.2 million, or $0.35 per diluted share, compared with $41.3 million, or $0.35 per diluted share, in the fourth quarter of 2017. Adjusted for special items, net income in the fourth quarter of 2018 was $48.1 million, or $0.40 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the fourth quarter of 2017 of $46.9 million, or $0.40 per diluted share. Special items in the fourth quarter of 2018 included a $6.1 million charge for contingent consideration associated with the acquisition in 2017 of residential reentry service provider

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Fourth Quarter and Full Year 2018 Financial Results

Time to Change, Inc., based on financial performance that was better than estimated, and expenses associated with mergers and acquisitions (M&A) of $0.8 million. Special items in the fourth quarter of 2017 included charges of $4.5 million associated with the revaluation of deferred tax assets and liabilities and other taxes resulting from the passage of the Tax Cuts and Jobs Act in December 2017 and expenses associated with M&A of $1.0 million.

Funds From Operations (FFO) was $68.2 million, or $0.57 per diluted share, in the fourth quarter of 2018, compared to $65.8 million, or $0.56 per diluted share, in the fourth quarter of 2017. Normalized FFO, which excludes the special items described above, was $75.1 million, or $0.63 per diluted share, in the fourth quarter of 2018, compared with $71.4 million, or $0.60 per diluted share, in the fourth quarter of 2017.

Per share results in the fourth quarter of 2018, compared with the fourth quarter of 2017 were positively impacted primarily by increased utilization of existing contracts with the U.S. Marshals Service (USMS), contributions from recent acquisitions, and business from newly signed state and federal contracts, which together offset continued, expected declines in California prisoner populations. Financial results in the fourth quarter of 2018, when compared with the fourth quarter of 2017, were also impacted by increased interest expense and higher salary and benefits expenses. The increase in interest expense impacted our financial results by approximately $0.03 per share as a result of the combination of higher interest rates and a higher average debt balance resulting from acquisitions.

EBITDA was $105.3 million in the fourth quarter of 2018, compared with $103.0 million in the fourth quarter of 2017. Adjusted EBITDA was $106.7 million in the fourth quarter of 2018, compared with $98.4 million in the fourth quarter of 2017. Adjusted EBITDA excludes the non-tax special items described above and includes the portion of rental payments for the South Texas Family Residential Center (STFRC) that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

CoreCivic Safety

Total revenue for the CoreCivic Safety portfolio in the fourth quarter of 2018 was $436.0 million compared with $409.8 million in the fourth quarter of 2017, or a 6.4% increase. The increase in revenue principally resulted from the following events:

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$17.0 million of additional revenue compared to the prior year quarter under new contracts with the USMS and U.S. Immigration and Customs Enforcement (ICE) at our La Palma Correctional Center in Arizona and our Tallahatchie County Correctional Facility in Mississippi.

Fourth Quarter and Full Year 2018 Financial Results

•	$12.4 million of additional revenue compared to the prior year quarter under existing contracts with the USMS and ICE due to higher average compensated occupancy rates across our facility portfolio.

•	$10.3 million of additional revenue compared with the prior year quarter under new contracts with the states of Kentucky, Nevada, Ohio, South Carolina, Vermont and Wyoming.

Partially offsetting these increases in revenue was the continued, expected decline in inmate populations from the state of California, which resulted in a reduction to revenue of $14.6 million from the prior year quarter. We are proud to have provided a critical relief valve for many years for California, whose prisons system capacity was once at 200 percent and its conditions in 2011 were deemed unconstitutional.

CoreCivic Community

Total revenue for the CoreCivic Community portfolio in the fourth quarter of 2018 was $27.2 million, compared with $20.4 million in the fourth quarter of 2017, or a 33.1% increase. The increase in revenue principally resulted from the January 2018 acquisition of Rocky Mountain Offender Management Systems, LLC and the December 2018 acquisition of Recovery Monitoring Solutions Corporation, which, combined, contributed $6.0 million of additional revenue in the fourth quarter of 2018. These two acquisitions further diversify the Company’s cash flows and expand the scope of services provided to its government partners to include alternatives to incarceration through electronic monitoring, as well as case management services. Management believes the demand for these services will continue to grow as government agencies seek to increase evidence-based programs and services to reduce recidivism and better prepare offenders for reentry.

CoreCivic Properties

Total revenue for the CoreCivic Properties portfolio in the fourth quarter of 2018 was $19.0 million compared with $10.3 million in the fourth quarter of 2017, an increase of 83.7%. The increase in revenue principally resulted from the previously announced acquisitions of:

•	Capital Commerce Center, a 260,867 square-foot property in Tallahassee, Florida leased primarily to an agency of the state of Florida, completed in January 2018.

•	A twelve-property portfolio of single-tenant properties comprising a total of 106,881 square feet, each separately leased to the federal government, completed in July 2018.

•	SSA-Baltimore, a 540,566 square foot property in Baltimore, Maryland leased to the Social Security Administration (SSA) through the General Services Administration (GSA), completed in August 2018.

•	IRS-Dayton NARA, a 217,394 square-foot steel frame property in Dayton, Ohio leased to the National Archives and Records Administration (NARA) through the GSA, completed in September 2018.

Fourth Quarter and Full Year 2018 Financial Results

Business Development Update

Community Segment

Acquisition of Recovery Monitoring Solutions Corporation. On December 1, 2018, the Company completed the acquisition of Recovery Monitoring Solutions Corporation, which provides non-residential correctional alternatives, including electronic monitoring and case management services, to municipal, county, and state governments in four states: Texas, Oklahoma, Iowa and Minnesota. The aggregate purchase price was $15.9 million, excluding transaction-related expenses.

Offender Reentry and Rehabilitation Services – 2018 Achievements

CoreCivic is committed to helping those entrusted to its care with the services, support and resources necessary to return to the community as productive, contributing members of society. To that end, CoreCivic provides a wide range of evidence-based reentry programs and activities at its facilities. Through these offerings, offenders have the opportunity to enhance their education, pursue vocational or technical certifications, obtain necessary job skills and complete evidence-based treatment programs.

Thanks to the dedication of CoreCivic teachers, counselors, case managers, chaplains, and other offender support service professionals, the program highlights during 2018 include:

•	The total number of offenders in CoreCivic facilities who passed high school equivalency exams totaled 1,653.

•	The Crowley County Correctional Facility led the state of Colorado in GED completions for the second consecutive year.

•	4,712 offenders earned National Center for Construction Education and Research career and technical education certificates, a 5% increase from 2017.

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2,023 offenders completed evidence-based substance abuse recovery and treatment programs, a 10% increase from 2017. CoreCivic offers programs with proven clinical outcomes, such as the Residential Drug Abuse Program, using both Residential Therapeutic Community models and intensive outpatient programs.

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The “Go Further” reentry process, introduced in 2017, expanded from five to thirteen CoreCivic facilities and offenders achieved 2,521 cognitive/behavioral evidence-based journal completions. The program supplements our facility reentry programs by adding a proprietary cognitive/behavioral curriculum, and encourages staff and offenders to take a collaborative approach to assist in reentry preparations.

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Additional reentry programs that have proven to increase the chances for successful offender reentry are victim impact and faith based reentry programs. CoreCivic’s victim impact programs help offenders more deeply understand how their crimes have impacted their victims, family, friends and community in order to gain a more holistic awareness of the impact of their action. In 2018, 996 offenders completed Victim Impact Programs. CoreCivic’s faith based reentry program is called Threshold and is a 26-week program which teaches participants how to cultivate positive relationships with themselves and others, while improving their decision-making. In 2018, 868 offenders completed the Threshold program.

Fourth Quarter and Full Year 2018 Financial Results

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In 2018, through a partnership with Fuel Education, a company that specializes in digital learning opportunities, we began offering an online Information Support and Services computer program at our Lee Adjustment Center, which allows students to enhance their computer knowledge. The program was developed in coordination with the Kentucky Department of Corrections. Students who successfully complete the 10-month program will be awarded a base National Occupational Competency Testing Institute (NOCTI) credential with the opportunity to earn an advanced NOCTI credential in the future.

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In 2018, CoreCivic actively supported and advocated for the passage of the First Step Act, which was signed into law in December 2018. The legislation provides expanded resources aimed at helping inmates at the federal level more successfully reenter their communities and stay out of prison, which is aligned with our mission of helping address America’s recidivism crisis.

The CoreCivic management team is proud of the employees who provide these impactful programs to the men and women entrusted to its care and believes that these programs are making a difference in reducing recidivism in America. For more information on reentry programming please visit the Reentry section of our website (http://www.corecivic.com/).

Property Segment

In January 2019, the Company successfully achieved Leadership in Energy and Environmental Design (LEED)—Gold Certification by the U.S. Green Building Council for its SSA-Baltimore property, a property acquired in August 2018. LEED is an internationally recognized certification system that measures how well a building performs across various categories including energy savings, water efficiency, carbon dioxide emissions reduction, improved environmental indoor quality, and stewardship of resources and sensitivity to their impacts.

2019 Financial Guidance

Based on current business conditions the Company is providing the following financial guidance for the first quarter 2019 and the full year 2019:

	First Quarter 2019	Full Year 2019
• Diluted EPS	$0.36 to $0.37	$1.43 to $1.51
• Adjusted EPS per diluted share	$0.36 to $0.38	$1.45 to $1.54
• FFO per diluted share	$0.58 to $0.59	$2.34 to $2.42
• Normalized FFO per diluted share	$0.58 to $0.60	$2.36 to $2.44

Fourth Quarter and Full Year 2018 Financial Results

During 2019, the Company expects to invest approximately $186.5 million to $197.0 million in capital expenditures, consisting of approximately $125.0 million to $130.0 million in prison construction and expansion costs, including primarily costs associated with the construction project in Lansing, Kansas and the expansion of the Otay Mesa Detention Center; approximately $30.0 million to $30.5 million in maintenance capital expenditures on real estate assets; approximately $26.0 million to $31.0 million for capital expenditures on other assets and information technology; and $5.5 million for the relocation of the Company’s headquarters. Although we have an active pipeline and continue to identify investment opportunities in both our Properties and Community segments, these estimates exclude M&A activity.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter and full year 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the first quarter of 2019. Written materials used in the investor presentations will also be available on our website beginning on or about February 25, 2019. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Webcast and Replay Information

The Company will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, February 20, 2019, to discuss our fourth quarter 2018 financial results and full year 2019 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on February 20, 2019, through 1:00 p.m. Central Time (2:00 p.m. Eastern time) on February 28, 2019. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 7645023.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Fourth Quarter and Full Year 2018 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections, detention, and residential reentry capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully identify and consummate future acquisitions and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (viii) increases in costs to develop or expand real estate properties that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, cost inflation, and material shortages, resulting in increased construction costs; (ix) our ability to meet and maintain qualification for taxation as a REIT; and (x) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$52,802	$52,183
Restricted cash	21,335	—
Accounts receivable, net of allowance of $2,542 and $782, respectively	270,597	254,188
Prepaid expenses and other current assets	28,791	21,119

Total current assets	373,525	327,490
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,516,664 and $1,393,066, respectively	2,830,589	2,546,844
Other real estate assets	247,223	255,605
Goodwill	48,169	40,927
Non-current deferred tax assets	14,947	12,814
Other assets	141,207	88,718

Total assets	$3,655,660	$3,272,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$350,087	$277,804
Income taxes payable	2,188	3,034
Current portion of long-term debt	14,121	10,000

Total current liabilities	366,396	290,838
Long-term debt, net	1,787,555	1,437,187
Deferred revenue	26,102	39,735
Other liabilities	60,548	53,030

Total liabilities	2,240,601	1,820,790

Commitments and contingencies
Preferred stock—$0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2018 and 2017, respectively	—	—
Common stock—$0.01 par value; 300,000 shares authorized; 118,674 and 118,204 shares issued and outstanding at December 31, 2018 and 2017, respectively	1,187	1,182
Additional paid-in capital	1,807,202	1,794,713
Accumulated deficit	(393,330)	(344,287)

Total stockholders’ equity	1,415,059	1,451,608

Total liabilities and stockholders’ equity	$3,655,660	$3,272,398

Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES:
Safety	435,979	409,785	1,675,998	1,648,224
Community	27,190	20,431	101,841	74,263
Properties	19,002	10,346	57,899	40,440
Other	22	14	28	2,571

	482,193	440,576	1,835,766	1,765,498

EXPENSES:
Operating
Safety	316,748	291,544	1,222,418	1,185,621
Community	19,863	14,003	76,898	51,501
Properties	5,114	3,806	15,420	11,831
Other	76	119	514	584

Total operating expenses	341,801	309,472	1,315,250	1,249,537
General and administrative	29,271	28,276	106,865	107,822
Depreciation and amortization	40,387	37,565	156,501	147,129
Contingent consideration for acquisition of businesses	6,085	—	6,085	—
Asset impairments	—	—	1,580	614

	417,544	375,313	1,586,281	1,505,102

OPERATING INCOME	64,649	65,263	249,485	260,396

OTHER (INCOME) EXPENSE:
Interest expense, net	22,145	18,394	80,753	68,535
Expenses associated with debt refinancing transactions	—	—	1,016	—
Other (income) expense	117	18	156	(90)

	22,262	18,412	81,925	68,445

INCOME BEFORE INCOME TAXES	42,387	46,851	167,560	191,951
Income tax expense	(1,148)	(5,511)	(8,353)	(13,911)

NET INCOME	$41,239	$41,340	$159,207	$178,040

BASIC EARNINGS PER SHARE	$0.35	$0.35	$1.34	$1.51

DILUTED EARNINGS PER SHARE	$0.35	$0.35	$1.34	$1.50

DIVIDENDS DECLARED PER SHARE	$0.43	$0.42	$1.72	$1.68

Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$41,239	$41,340	$159,207	$178,040
Special items:
Expenses associated with debt refinancing transactions	—	—	1,016	—
Charges associated with adoption of tax reform	—	4,548	1,024	4,548
Expenses associated with mergers and acquisitions	763	1,006	3,096	2,530
Contingent consideration for acquisition of businesses	6,085	—	6,085	—
Asset impairments	—	—	1,580	614

Adjusted net income	$48,087	$46,894	$172,008	$185,732

Weighted average common shares outstanding – basic	118,669	118,203	118,544	118,084
Effect of dilutive securities:
Stock options	73	180	111	310
Restricted stock-based awards	111	98	61	71

Weighted average shares and assumed conversions - diluted	118,853	118,481	118,716	118,465

Adjusted Diluted Earnings Per Share	$0.40	$0.40	$1.45	$1.57

Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$41,239	$41,340	$159,207	$178,040
Depreciation and amortization of real estate assets	26,982	24,485	101,771	95,902
Impairment of real estate assets	—	—	1,580	355

Funds From Operations	$68,221	$65,825	$262,558	$274,297
Expenses associated with debt refinancing transactions	—	—	1,016	—
Charges associated with adoption of tax reform	—	4,548	1,024	4,548
Expenses associated with mergers and acquisitions	763	1,006	3,096	2,530
Contingent consideration for acquisition of businesses	6,085	—	6,085	—
Goodwill and other impairments	—	—	—	259

Normalized Funds From Operations	$75,069	$71,379	$273,779	$281,634

Funds From Operations Per Diluted Share	$0.57	$0.56	$2.21	$2.32

Normalized Funds From Operations Per Diluted Share	$0.63	$0.60	$2.31	$2.38

Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$41,239	$41,340	$159,207	$178,040
Interest expense	22,518	18,617	82,129	69,507
Depreciation and amortization	40,387	37,565	156,501	147,129
Income tax expense	1,148	5,511	8,353	13,911

EBITDA	$105,292	$103,033	$406,190	$408,587
Expenses associated with debt refinancing transactions	—	—	1,016	—
Expenses associated with mergers and acquisitions	763	1,006	3,096	2,530
Contingent consideration for acquisition of businesses	6,085	—	6,085	—
Depreciation expense associated with STFRC lease	(4,147)	(4,147)	(16,453)	(16,453)
Interest expense associated with STFRC lease	(1,294)	(1,535)	(5,562)	(6,425)
Asset impairments	—	—	1,580	614

Adjusted EBITDA	$106,699	$98,357	$395,952	$388,853

Fourth Quarter and Full Year 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending March 31, 2019		For the Year Ending December 31, 2019
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$42,280	$44,280	$170,120	$180,120
Expenses associated with mergers and acquisitions	720	720	2,880	2,880

Adjusted net income	$43,000	$45,000	$173,000	$183,000

Net income	$42,280	$44,280	$170,120	$180,120
Depreciation and amortization of real estate assets	26,500	26,500	108,000	108,000

Funds From Operations	$68,780	$70,780	$278,120	$288,120
Expenses associated with mergers and acquisitions	720	720	2,880	2,880

Normalized Funds From Operations	$69,500	$71,500	$281,000	$291,000

Diluted EPS	$0.36	$0.37	$1.43	$1.51

Adjusted EPS	$0.36	$0.38	$1.45	$1.54

FFO per diluted share	$0.58	$0.59	$2.34	$2.42

Normalized FFO per diluted share	$0.58	$0.60	$2.36	$2.44

Net income	$42,280	$44,280	$170,120	$180,120
Interest expense	21,500	21,000	87,000	86,500
Depreciation and amortization	35,500	35,500	146,000	146,000
Income tax expense	2,500	2,000	8,500	8,000

EBITDA	$101,780	$102,780	$411,620	$420,620
Expenses associated with mergers and acquisitions	720	720	2,880	2,880

Adjusted EBITDA	$102,500	$103,500	$414,500	$423,500

Fourth Quarter and Full Year 2018 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, prior to the adoption of Accounting Standards Update 2016-02, “Leases (Topic 842)” (ASU 2016-02) on January 1, 2019, a portion of the rental payments for the STFRC was classified as depreciation and interest expense for financial reporting purposes in accordance with Accounting Standards Codification 840-40-55, formerly Emerging Issues Task Force No. 97-10, “The Effect of Lessee Involvement in Asset Construction”. Adjusted EBITDA included such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. Upon adoption of ASU 2016-02, all rental payments associated with this lease are classified as operating expenses. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, restructuring charges, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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